      As filed with the Securities and Exchange Commission on June 16, 1999
                                                     Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       EQUITY RESIDENTIAL PROPERTIES TRUST
       (Exact name of registrant as specified in its governing instrument)

            Maryland                                13-3675988
     (State of Organization)          (I.R.S. Employer Identification Number)

                      Two North Riverside Plaza, Suite 400
                             Chicago, Illinois 60606
                    (Address of principal executive offices)

                               Douglas Crocker II
                      President and Chief Executive Officer
                       Equity Residential Properties Trust
                      Two North Riverside Plaza, Suite 400
                             Chicago, Illinois 60606
                     (Name and address of agent for service)

                                   COPIES TO:
                            William C. Hermann, Esq.
                          Rosenberg & Liebentritt, P.C.
                      Two North Riverside Plaza, Suite 1600
                             Chicago, Illinois 60606
                                 (312) 466-3612

         Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /



                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
                                                                                     PROPOSED     PROPOSED
                                                                                     MAXIMUM       MAXIMUM
                                                                                    AGGREGATE     AGGREGATE    AMOUNT OF
                          TITLE OF CLASS                              AMOUNT TO BE  PRICE PER     OFFERING    REGISTRATION
                  OF SECURITIES BEING REGISTERED                       REGISTERED    SHARE(1)     PRICE (1)      FEE(1)
----------------------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial Interest, $.01 par value per share......  3,089,547     $46.1875    $142,698,452     $39,671
----------------------------------------------------------------------------------------------------------------------------

                                                       (footnote on next page)


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(footnote from previous page)

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) based on the average of the high and low reported sales prices on the New York Stock Exchange on June 14, 1999.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This prospectus is neither an offer to sell nor a solicitation of an offer to buy these securities in any jurisdiction where such offer or sale is unlawful.


                              SUBJECT TO COMPLETION
                               DATED JUNE 16, 1999


PROSPECTUS



                                3,089,547 SHARES
                       EQUITY RESIDENTIAL PROPERTIES TRUST
                      COMMON SHARES OF BENEFICIAL INTEREST


         The persons listed below, who may become shareholders of Equity Residential Properties Trust, may offer and sell from time to time up to 3,089,547 of our common shares of beneficial interest under this prospectus. In this prospectus we refer to these persons as the selling shareholders. We may issue up to 3,089,547 common shares to the selling shareholders, upon their request, in exchange for their 3,089,547 units of limited partnership interest in ERP Operating Limited Partnership, our operating partnership. Our registration of these common shares is not meant to imply that the selling shareholders will offer or sell any of these common shares. We will receive no proceeds from any sale of common shares by a selling shareholder.

         The selling shareholders may offer their common shares through public or private transactions, on or off the New York Stock Exchange, at prevailing market prices, or at privately negotiated prices. The selling shareholders may sell their common shares directly or through agents or broker-dealers acting as principal or agent, or in a distribution by underwriters.

         The common shares are listed on the New York Stock Exchange under the symbol "EQR".



                                  ----------



         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                  ----------



                  The date of this prospectus is June __, 1999.

                                TABLE OF CONTENTS

                                                                       Page
Special Note Regarding Forward-Looking Statements...................      3
Available Information...............................................      3
Incorporation of Certain Documents By Reference.....................      3
The Company.........................................................      5
No Proceeds to the Company..........................................      5
Selling Shareholders................................................      5
Additional Federal Income Tax Considerations........................      7
Plan of Distribution................................................      8
Experts.............................................................      8
Legal Matters.......................................................      9

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Information contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"). We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in that section. These forward-looking statements relate to, without limitation, our anticipated future economic performance, our plans and objectives for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking words such as "may," "will," "should," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terms. The cautionary statements under the caption "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 1998, which is incorporated herein by reference, and other similar statements contained in this prospectus or any accompanying prospectus supplement identify important factors with respect to forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, we are required to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may inspect and copy these reports, proxy statements and other information at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may also obtain copies of the reports, proxy statements and other information from the Public Reference Section of the Commission, Washington, D.C. 20549, upon payment of prescribed rates, or in certain cases by accessing the Commission's World Wide Web site at http://www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Our common shares are listed on the New York Stock Exchange under the symbol "EQR". Our reports, proxy statements and other information are also available for inspection at the offices of the New York Stock Exchange located at 20 Broad Street, New York, New York 10005.

         We have filed with the Commission a registration statement on Form S-3 (the "Registration Statement"), of which this prospectus is a part, under the Securities Act, with respect to the securities covered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, we refer the reader to the copy of such contract or document filed as an exhibit to the Registration Statement. Each such statement is qualified in all respects by this reference and the exhibits and schedules thereto. For further information about us and the common shares covered by this prospectus, we refer the reader to the Registration Statement and these exhibits and schedules which may be obtained from the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         We have filed the documents listed below with the Commission under the Exchange Act and these documents are incorporated into this prospectus by reference:

         a.   Annual Report on Form 10-K for the year ended December 31, 1998.

         b.   Quarterly Report on Form 10-Q for the period ended March 31, 1999.

         c. Second Amended and Restated Declaration of Trust (the "Declaration of Trust") filed as Exhibit 3.1 to our Current Report on Form 8-K dated May 30, 1997, as amended or supplemented from time to time.

         d.   Second Amended and Restated Bylaws (the "Bylaws"), filed as
              Exhibit 3.2 to our Current Report on Form 8-K, dated May 30, 1997.

         e. Definitive Proxy Statement relating to our Annual Meeting of Shareholders dated March 31, 1999.

         f. Joint Proxy Statement/Prospectus/Information Statement dated September 14, 1998.

         g. Description of our common shares contained in our registration statement on Form 8-A/A dated August 10, 1993.

         h. Current Reports on Form 8-K dated June 25, 1998, July 8, 1998, July 23, 1998, August 11, 1998, October 19, 1998, and February 24, 1999 and our Current Report on Form 8-K/A dated July 23, 1998.

         All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of all common shares under this prospectus will also be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing those documents.

         Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein will be modified or superseded by inconsistent statements in any document we file in the future that will be deemed incorporated by reference herein, including any prospectus supplement that supplements this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement. Subject to the foregoing, all information appearing in this prospectus and each accompanying prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

         We will provide, without charge, copies of all documents that are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) to each person, including any beneficial owner, to whom this prospectus is delivered upon written or oral request. Requests should be directed to Equity Residential Properties Trust, Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, Attention: Cynthia McHugh (telephone number:
(312) 474-1300).

         UNLESS OTHERWISE INDICATED, WHEN USED HEREIN, THE TERMS "WE" AND "US" REFER TO EQUITY RESIDENTIAL PROPERTIES TRUST, A MARYLAND REAL ESTATE INVESTMENT TRUST, AND ITS SUBSIDIARIES, INCLUDING ERP OPERATING LIMITED PARTNERSHIP, ITS OPERATING PARTNERSHIP.

                                   THE COMPANY

         We are an equity real estate investment trust, or REIT, formed to continue the multifamily property business objectives and acquisition strategies of certain affiliated entities controlled by Mr. Samuel Zell, Chairman of our Board of Trustees. We are the managing general partner of ERP Operating Limited Partnership, our operating partnership. We own, administer and manage all of our assets and conduct substantially all of our business through the operating partnership and its subsidiaries.

         Our executive offices are located at Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, and its telephone number is (312) 474-1300.

                           NO PROCEEDS TO THE COMPANY

         We will not receive any of the proceeds from sales of common shares offered by the selling shareholders. We will pay all of the costs and expenses incurred in connection with the registration under the Securities Act of the offering made hereby, other than any brokerage fees and commissions, fees and disbursements of legal counsel for the selling shareholders and share transfer and other taxes attributable to the sale of the offered common shares, which will be paid by the selling shareholders.

                              SELLING SHAREHOLDERS

         We may issue up to 3,089,547 common shares to the selling shareholders who currently hold 3,089,547 units of limited partnership interest in our operating partnership, if and to the extent that the selling shareholders exchange their units of limited partnership interest and we issue common shares to them in exchange therefor. Following our issuance of these shares, the selling shareholders may resell the common shares covered by this prospectus as provided under the Plan of Distribution section of this prospectus or as described in an applicable prospectus supplement. The following table provides the name of each selling shareholder, the number of common shares to be owned upon exchange of such units of limited partnership interest by each selling shareholder before any offering to which this prospectus relates, and the number of common shares that may be offered by each selling shareholder. Assuming the redemption of all units of limited partnership held by each selling shareholder, the number of common shares set forth in the following table is also the number of common shares owned by each selling shareholder prior to the offering. Because the selling shareholders may sell all or some of their offered common shares, no estimate can be made of the number of offered common shares that will be sold by the selling shareholders or that will be owned by the selling shareholders upon completion of the offering. There is no assurance that the selling shareholders will sell any of the offered common shares. The common shares covered by this prospectus represent approximately 2.3% of the total common shares (assuming exchange of all outstanding units of limited partnership interest for common shares) outstanding as of March 31, 1999.

                                                                                             NUMBER OF COMMON
                                                                                             SHARES OWNED AND
                  NAME OF SELLING SHAREHOLDER                                                 OFFERED HEREBY
                  --------------------------                                                  --------------
                  EQR/Legacy Partners Guaranty Holding Limited Liability Company........          444,456
                  C. Preston Butcher III................................................          340,095
                  Mack Pogue, Inc.......................................................          256,676
                  W. Dean Henry.........................................................          213,343
                  Denny McLarry 1998 Trust..............................................          206,591
                  Otilia C. McLarry 1998 Trust..........................................          206,591
                  Woodson Family Trust..................................................          144,073
                  Legacy Partners 2236 L.P. ............................................          136,659
                  SP Lakeshore Partners, Ltd............................................          103,036
                  David Brent Pogue.....................................................           73,512
                  Blair Matthew Pogue...................................................           68,379
                  Park River Limited Partners, Ltd......................................           62,300
                  Jeff Byrd.............................................................           61,969
                  Gary J. Rossi.........................................................           57,746
                  B-Way Limited Partners, Ltd...........................................           56,951
                  Wimbledon Partners, Ltd...............................................           52,869
                  Lakewood Greens Partners, Ltd. .......................................           48,926
                  Legacy Partners 2232 L.P. ............................................           43,284
                  Edward D. O'Brien.....................................................           41,485
                  Paul M. Thomas Jr. Family Trust.......................................           37,498
                  Villas at Josey Ranch, Inc............................................           37,252
                  Blake Pogue...........................................................           33,665
                  Stuart L. Leeder......................................................           32,115
                  Guy Hays..............................................................           30,578
                  Kimberlee Spicer Romanov..............................................           27,996
                  Gould Investors, LP...................................................           26,470
                  Eduard de Guardiola...................................................           24,820
                  Fielders 1990 Partners, L.P...........................................           22,285
                  CR Townhomes Limited Partnership......................................           22,111
                  Michael A. Zoellner...................................................           16,847
                  Cann Investments, Ltd.................................................           16,611
                  Jane A. Hiber.........................................................           15,457
                  Michael Blonder.......................................................           15,420
                  Pleasant Ridge Partners, L.P..........................................           14,149
                  Esther A. Dunton......................................................           13,435
                  Paul H. Ravich........................................................            9,365
                  Howard G. Stacker.....................................................            9,365
                  Arledge Family Trust..................................................            8,660
                  Edward B. Romanov, Jr.................................................            8,424
                  Delivertech, Inc......................................................            8,163
                  Dallas Sandstone of Bear Creek L.P....................................            8,142
                  Richard L. Fore.......................................................            6,903
                  Gerald Blonder........................................................            5,776
                  Pogue Children's 1998 Lincoln Trust...................................            4,877
                  Lincoln Property Company No. 292 Limited Partnership..................            4,506
                  Lincoln Property Company No. 234 Ltd. Partnership.....................            4,477
                  John Igoe c/o LPAC Agent..............................................            2,233
                  Delores Jean Pogue Trust..............................................            1,881
                  Edward T. Hewitt......................................................              406
                  Richard H. Semple.....................................................              406
                  Roy L. Titchworth, M.D. and Carolyn Titchworth .......................              270
                  Paul M. Thomas, Jr....................................................               43
                                                                                              -----------
                                                                                                3,089,547
                                                                                              -----------
                                                                                              -----------

                 ADDITIONAL FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion supplements the discussion under the heading "Federal Income Tax Considerations--Other Tax Considerations" in our 1998 annual report, which has been incorporated into this prospectus by reference.

     On April 28, 1999, the Real Estate Investment Trust Modernization Act of 1999 was introduced in Congress. This bill would change some of the rules that apply to REITs. The bill is similar to the Clinton administration's proposal, which is discussed in our 1998 annual report, in several respects. Under current law, a REIT is precluded from owning more than 10% of the outstanding voting securities of any one issuer, other than a wholly owned subsidiary or another REIT. Like the Clinton proposal, the bill would continue the current restriction and also would preclude a REIT from owning more than 10% of the value of all classes of stock of any covered issuer. However, the securities of some corporations in which a REIT owned an interest on April
28, 1999 would be excepted from this new requirement. Also like the Clinton proposal, the bill would permit a REIT to create taxable subsidiaries that would not be subject to some of the REIT asset tests.

     It is uncertain whether any legislative proposal regarding the REIT rules will be enacted. It also is uncertain what the terms of any new legislation affecting REITs would be.

                              PLAN OF DISTRIBUTION

         Any of the selling shareholders may from time to time, in one or more transactions, sell all or a portion of the offered common shares on the New York Stock Exchange, in the over-the-counter market, on any other national securities exchange on which the common shares are listed or traded, in negotiated transactions, in underwritten transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the offered common shares from time to time will be determined by the selling shareholders and, at the time of such determination, may be higher or lower than the market price of the common shares on the New York Stock Exchange. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from a selling shareholder or from purchasers of offered common shares for whom they may act as agents, and underwriters may sell offered common shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Under agreements that may be entered into by us, underwriters, dealers and agents who participate in the distribution of offered common shares may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The offered common shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The methods by which the offered common shares may be sold include: (a) a block trade in which the broker-dealer so engaged will attempt to sell the offered common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) an exchange distribution in accordance with the rules of the New York Stock Exchange; (e) privately negotiated transactions; and (f) underwritten transactions. The selling shareholders and any underwriters, dealers or agents participating in the distribution of the offered common shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the offered common shares by the selling shareholders and any commissions received by any such broker-dealers may be deemed to be underwriting commissions under the Securities Act.

         When a selling shareholder elects to make a particular offer of offered common shares, a prospectus supplement, if required, will be distributed which will identify any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from such selling shareholder and any other required information.

         In order to comply with the securities laws of certain states, if applicable, the offered common shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the offered common shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

         We have agreed to pay all costs and expenses incurred in connection with the registration under the Securities Act of the offered common shares, including, without limitation, all registration and filing fees, printing expenses and fees and disbursements of our counsel and accountants. The selling shareholders will pay any brokerage fees and commissions, fees and disbursements of their legal counsel and share transfer and other taxes attributable to the sale of the offered common shares. We have also agreed to indemnify each of the selling shareholders and their respective officers, directors and trustees and each person who controls (within the meaning of the Securities Act) such selling shareholder against certain losses, claims, damages, liabilities and expenses arising under the securities laws in connection with this offering. Each of the selling shareholders has agreed to indemnify us and our officers and trustees and each person who controls (within the meaning of the Securities Act) our company against any losses, claims, damages, liabilities and expenses arising under the securities laws in connection with this offering with respect to written information furnished to us by such selling shareholder; PROVIDED, HOWEVER, that the indemnification obligation is several, not joint, as to each selling shareholder.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 1998, and the Statements of Revenue and Certain Expenses of certain properties that were acquired or were expected to be acquired in 1998, included in our Current Report on Form 8-K dated June 25, 1998, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements and schedule and the statements of revenue and certain expenses are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

         The consolidated financial statements of Merry Land & Investment Company, Inc. appearing in our Current Report on Form 8-K, dated July 23, 1998 were audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated in this Registration Statement in reliance upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The legality of the offered common shares has been passed upon for us by Rosenberg & Liebentritt, P.C., Chicago, Illinois. Certain tax matters have been passed upon by Hogan & Hartson L.L.P., our special tax counsel. Rosenberg & Liebentritt, P.C. will rely on Hogan & Hartson L.L.P. as to certain matters of Maryland law.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

   NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY
  REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS
     PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST
NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT
 CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON
           SHARE, IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM
 TO WHOM, IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE
  DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN OUR AFFAIRS SINCE THE DATE HEREOF.


                                  ----------


                                3,089,547 SHARES


                       EQUITY RESIDENTIAL PROPERTIES TRUST



                      COMMON SHARES OF BENEFICIAL INTEREST


                                  ----------

                                  PROSPECTUS

                                  ----------


                                 JUNE ___, 1999


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth those expenses for distribution to be incurred in connection with the issuance and distribution of the securities being registered.

Registration Fee.......................................................   39,671
Printing and Duplicating Expenses*.....................................    5,000
Legal Fees and Expenses*...............................................   25,000
Accounting Fees and Expenses*..........................................    6,000
Blue Sky Fees and Expenses*............................................    5,000
Miscellaneous*.........................................................    3,329
                                                                         -------
Total*.................................................................  $84,000

-----------
*   Estimated

ITEM 15.  INDEMNIFICATION OF TRUSTEES AND OFFICERS

         Under Maryland law, a real estate investment trust formed in Maryland is permitted to eliminate, by provision in its Declaration of Trust, the liability of trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) acts or omissions established by a final judgment as involving active and deliberate dishonesty and being material to the matter giving rise to the proceeding. The Registrant's Declaration of Trust includes such a provision eliminating such liability to the maximum extent permitted by Maryland law.

         The Maryland REIT law, effective October 1, 1994, permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law ("MGCL") for directors and officers of Maryland corporations. As permitted by the MGCL, the Registrant's bylaws require it to indemnify (a) any present or former trustee, officer or shareholder or any individual who, while a trustee, officer or shareholder, served or is serving as a trustee, officer, director, shareholder or partner of another entity at the Registrant's express request who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding, (b) any present or former trustee or officer or any individual who, while a trustee or officer served or is serving as a trustee, officer, director, shareholder or partner of another entity at the Registrant's express request against any claim or liability to which he may become subject by reason of service in such capacity unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful and (c) any present or former shareholder against any claim or liability to which he may become subject by reason of such status. In addition, the Registrant's bylaws require it to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee, officer or shareholder or any individual who, while a trustee, officer or shareholder, served or is serving as a trustee, officer, director, shareholder or partner of another entity at the Registrant's express request made a party to a proceeding by reason of such status, provided that, in the case of a trustee or officer, the Registrant shall have received (1) a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification by the Registrant as authorized or required by the bylaws and
(2) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the applicable standard of conduct was not met. The Registrant's bylaws also (x) permit the Registrant to provide indemnification and payment or reimbursement of expenses to a present or former trustee, officer or shareholder who served a predecessor of the Registrant or to any employee or agent of the Registrant or a predecessor of the Registrant, (y) provide that any indemnification and payment or reimbursement of the expenses permitted by the bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the MGCL for directors of Maryland corporations and (z) permit the Registrant to provide to the trustees and officers such other and further indemnification or payment or reimbursement of expenses to the fullest extent permitted by Section 2-418 of the MGCL for directors of Maryland corporations.

         The Registrant has entered into indemnification agreements with each of its trustees and executive officers. The indemnification agreements require, among other things, that the Registrant indemnify its trustees and executive officers to the fullest extent permitted by law and advance to the trustees and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Registrant must also indemnify and advance all expenses incurred by trustees and executive officers seeking to enforce their rights under the indemnification agreements and may cover trustees and executive officers under the Registrant's trustees and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, as a traditional form of contract it may provide greater assurance to trustees and executive officers that indemnification will be available.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees and officers of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, although the validity and scope of the governing statute have not been tested in court, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

         The partnership agreements of ERP Operating Limited Partnership and its management subsidiaries also provide for indemnification of the Registrant and its officers and trustees to the same extent that indemnification is provided to officers and trustees of the Registrant in its Declaration of Trust, and limit the liability of the Registrant and its officers and trustees to the Operating Partnership and the Management Partnerships and their respective partners to the same extent that the liability of the officers and trustees of the Registrant to the Registrant and its shareholders is limited under the Registrant's Declaration of Trust.

ITEM 16.  EXHIBITS

 4.1     *        -        Second Amended and Restated Declaration of Trust
 4.2     **       -        Second Amended and Restated Bylaws
 5                -        Opinion of Rosenberg & Liebentritt, P.C.
 8                -        Opinion of Hogan & Hartson L.L.P.
23.1              -        Consent of Ernst & Young LLP
23.2              -        Consent of Arthur Andersen LLP
23.3              -        Consent of Rosenberg & Liebentritt, P.C. (included in
                           Exhibit 5)
23.4              -        Consent of Hogan & Hartson L.L.P. (included in
                           Exhibit 8)
24                -        Power of Attorney (filed as part of the signature
                           page to the Registration Statement)

--------------------

* Included as Exhibit 3.1 to the Company's Current Report on Form 8-K dated May 30, 1997 and incorporated herein by reference.
** Included as Exhibit 3.2 to the Company's Current Report on Form 8-K dated May 30, 1997 and incorporated herein by reference.

ITEM 17.  UNDERTAKINGS
The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of Securities (if the total dollar value of Securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that subparagraphs (i) and (ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.


         The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a trustee, officer or controlling person of the registrant against liabilities arising under the Securities Act of 1933, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 16, 1999.

                              EQUITY RESIDENTIAL PROPERTIES TRUST

                              By:   /s/ Douglas Crocker II
                                    -----------------------------------------
                                    Douglas Crocker II, President, Chief
                                    Executive Officer and Trustee

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Douglas Crocker II and Sheli
Z. Rosenberg, or either of them, his attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith or in connection with the registration of the Securities under the Exchange Act, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on June 16, 1999:

NAME
----
/s/ Samuel Zell                           Chairman of the Board of Trustees
------------------------------------
Samuel Zell

/s/ Douglas Crocker II                    President, Chief Executive Officer and Trustee
------------------------------------
Douglas Crocker II

/s/ David J. Neithercut                   Executive Vice President and Chief Financial Officer
------------------------------------
David J. Neithercut

/s/ Michael J. McHugh                     Executive Vice President, Chief Accounting Officer
------------------------------------      and Treasurer
Michael J. McHugh

/s/ Gerald A. Spector                     Executive Vice President, Chief Operating Officer and
------------------------------------      Trustee
Gerald A. Spector

/s/ Stephen O. Evans                      Executive Vice President and Trustee
------------------------------------
Stephen O. Evans

/s/ Sheli Z. Rosenberg                    Trustee
------------------------------------
Sheli Z. Rosenberg

/s/ James D. Harper, Jr.                  Trustee
------------------------------------
James D. Harper, Jr.

/s/ Errol R. Halperin                     Trustee
------------------------------------
Errol R. Halperin

/s/ John Alexander                        Trustee
------------------------------------
John Alexander

/s/ B. Joseph White                       Trustee
------------------------------------
B. Joseph White

/s/ Henry H. Goldberg                     Trustee
------------------------------------
Henry H. Goldberg

/s/ Jeffrey H. Lynford                    Trustee
------------------------------------
Jeffrey H. Lynford

                                          Trustee
------------------------------------
Edward Lowenthal

/s/ Boone A. Knox                         Trustee
------------------------------------
Boone A. Knox

/s/ Michael N. Thompson                   Trustee
------------------------------------
Michael N. Thompson


                                  EXHIBIT INDEX


 Exhibit                                                Exhibit
 Number                                               Description
--------                                              -----------
4.1        *                Second Amended and Restated Declaration of Trust
4.2        **               Second Amended and Restated Bylaws
5                           Opinion of Rosenberg & Liebentritt, P.C.
8                           Opinion of Hogan & Hartson L.L.P.
23.1                        Consent of Ernst & Young LLP
23.2                        Consent of Arthur Andersen LLP
23.3                        Consent of Rosenberg & Liebentritt, P.C. (included
                            in Exhibit 5)
23.4                        Consent of Hogan & Hartson L.L.P. (included in
                            Exhibit 8)
24                          Power of Attorney (filed as part of the signature
                            page to the Registration Statement)

--------------------

* Included as Exhibit 3.1 to the Company's Current Report on Form 8-K dated May 30, 1997 and incorporated herein by reference.
** Included as Exhibit 3.2 to the Company's Current Report on Form 8-K dated May 30, 1997 and incorporated herein by reference.